Exhibit 5.1

Davidson & Shear, LLC

A Professional Limited Liability Company

Roger V Davidson

Ronald H Shear

4450 Arapahoe Ave, suite 100

Boulder, CO 80303

Phone: 303-415-2511

Fax: 303-415-2500

www.DandSlegal.com

September 2, 2009

Empire Energy Corporation International

4500 College Boulevard, Suite 240

Leawood, Kansas 66211

Re:

Empire Energy Corporation International

Registration Statement on Form S-1

(Registration No. 333-159680)

Gentlemen,

We have acted as counsel to Empire Energy Corporation International, a Nevada Corporation (the "Company"), in connection with the filing of a registration statement on Form S-1 (the "Registration Statement") by the Company with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended, the issuance of 133,607,712 shares of common stock upon the exercise of rights granted to certain record shareholders (the “Purchase Shares”).

In that connection, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary for the purpose of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

Based on the foregoing, we are of the opinion that the Purchase Shares, when issued and paid for upon exercise of the rights, will be validly issued, and are fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States and the laws of the state of Nevada.  We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in the law, changes in facts or any other matters that might occur or be brought to our attention after the effective date of the Registration Statement.

It is understood that this opinion may be used in connection with offers and sales of the Purchase Shares made during the time when the Registration Statement is in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading" Legal Matters" in the prospectus included therein.

Very truly yours,

/s/ Davidson & Shear, LLC